UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 1, 2003

                              --------------------

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                             75-2605174
    (State or other jurisdiction of             (IRS Employer Identification
    incorporation)                                                    Number)


    CAMPBELL CENTRE ONE, 8350 NORTH CENTRAL EXPRESSWAY, STE 1900, DALLAS, TEXAS
                                      75206
                (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code:  (214) 234-4000

ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL INFORMATION AND EXHIBITS

This Amendment to the Current Report on Form 8-K dated December 1, 2003 (initially filed with the Commission on December 3, 2003) by Pegasus Solutions, Inc. ("Pegasus") is submitted to provide historical financial statements related to the acquisition of Unirez, Inc. ("Unirez") and pro forma financial information giving effect to the acquisition of Unirez by Pegasus.

On December 1, 2003, Pegasus completed the acquisition (the "Acquisition") of all of the outstanding securities of Unirez, a hotel reservations services company from Rodney Wise, Dwight W. Hendrickson, William St. Angelo, James R. Smith and Robert Bayless, the securitityholders of Unirez. The Acquisition was consummated pursuant to a Stock Purchase Agreement dated October 24, 2003 and an Amendment to the Stock Purchase Agreement dated November 24, 2003. In consideration for the Acquisition, Pegasus delivered to the securityholders of Unirez, on a pro rata basis, $35 million in cash and will deliver an additional cash amount estimated at $2.5 million on December 1, 2004, subject to certain conditions and post-closing adjustments. The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement, as amended.
Pegasus utilized cash proceeds from its previously completed convertible debt offering to fund the acquisition.

Dallas-based Unirez serves independent properties and small group hotels by providing central reservation services that enable distribution of room inventory through Global Distribution Systems (GDSs) and Internet channels. Unirez's primary assets include its software and intangible assets such as customer service agreements. Under contractual agreements, Pegasus has provided electronic distribution services to Unirez since January 21, 2000. The purchase price was determined on the basis of arms-length negotiations between the parties.

(A)     FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

Audited financial statements of Unirez as of and for the years ended December 31, 2002 and 2001 and unaudited financial statements of Unirez as of September 30, 2003 and December 31, 2002 and for the nine months ended September 30, 2003 and 2002 are filed herewith beginning on page F-1.


(B)     PRO  FORMA  FINANCIAL  INFORMATION

The  unaudited  pro forma financial information required to be filed pursuant to
Article 11 of Regulation S-X as of September 30, 2003 and for the nine months and year ended September 30, 2003 and December 31, 2002, respectively, is filed herewith beginning on page P-1.

(C)     EXHIBITS

Exhibit  Number          Description
---------------          -----------

2.1 Stock Purchase Agreement by and among Pegasus Solutions, Inc., a Delaware corporation, and each Shareholder of Unirez, Inc. dated October 24, 2003, and the Amendment to the Stock Purchase Agreement dated November 24, 2003. (1)

23.1                     Consent  of  Deloitte  &  Touche  LLP.  (2)

99.1                     Press release issued December 3, 2003 by the
                         Registrant.  (1)

1. Incorporated by reference to the Pegasus Solutions Current Report on Form 8-K filed on December 3, 2003.
2.     Filed  herewith.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

PEGASUS  SOLUTIONS,  INC.


February  12,  2004                         By:     /s/  SUSAN  K.  COLE
                                            ----------------------------
                                            Susan  K.  Cole
                                            Chief  Financial  Officer

                            PEGASUS SOLUTIONS, INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to Pegasus Solutions, Inc.'s ("Pegasus") acquisition of Unirez, Inc. ("Unirez") on December 1, 2003 (the "Acquisition"). The unaudited pro forma combined condensed statements of operations assume the Acquisition took place as of the beginning of the earliest period presented and combine: (i) Pegasus' unaudited consolidated statement of operations for the nine-month period ended September 30, 2003 with Unirez's unaudited statement of operations for the nine-month period ended September 30, 2003, and (ii) Pegasus' consolidated statement of operations for the year ended December 31, 2002 and Unirez's statement of operations for the year ended December 31, 2002. The unaudited pro forma combined condensed balance sheet assumes the Acquisition took place as of September 30, 2003 and combines Pegasus' unaudited September 30, 2003 consolidated balance sheet and Unirez's unaudited September 30, 2003 balance sheet.

     The unaudited pro forma combined condensed financial statements give effect to the Acquisition using the purchase method of accounting. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. The pro forma adjustments are preliminary and are based on management's estimates of the value of the tangible and intangible assets acquired and liabilities assumed. For purposes of the unaudited pro forma financial information, the purchase price of the assets acquired and liabilities assumed have been allocated based on preliminary estimates of fair value which are still being finalized. Accordingly, the information presented herein may differ from the final purchase price allocation; however, the allocations are not expected to differ materially from the preliminary amounts presented herein.

     The pro forma information is unaudited and does not purport to be indicative of the combined company's financial condition or the results that actually would have been obtained had the Acquisition been consummated as of the assumed dates and for the periods presented, nor are they indicative of the combined company's results of operations or financial condition for any future period or date. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Pegasus and Unirez, including the notes thereto, included elsewhere in this information statement and in other filings.

                                       P1


                            PEGASUS SOLUTIONS, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2003
                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
                                  (UNAUDITED)


ASSETS                                               HISTORICAL                PRO FORMA


                                                 PEGASUS    UNIREZ    ADJUSTMENTS      COMBINED
                                                ---------  --------  -------------    ----------
Cash and cash equivalents                       $ 89,514   $ 1,394   $    (35,060) (a)  $ 55,848
Short-term investments                             5,071       -              -            5,071
Accounts receivable, net                          23,622     2,504           (125) (f)    25,311
                                                                             (690) (h)
Other current assets                               9,028        33             -           9,061
                                                ---------  --------  -------------    ----------
  Total current assets                           127,235     3,931        (35,875)        95,291

Goodwill, net                                    139,533       -           23,795  (b)   163,328
Intangible assets, net                             1,206       -            6,920  (c)     8,126
Property and equipment, net                       70,727       413          5,480  (d)    76,620
Other noncurrent assets                           24,322        22            -           24,344
                                                ---------  --------  -------------     ---------
    Total assets                                $363,023   $ 4,366   $        320     $  367,709
                                                =========  ========  =============    ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 21,327   $ 1,658   $        154  (a)  $ 22,872
                                                                              423  (e)
                                                                             (690) (h)
Unearned income                                    9,243       155            -            9,398
Other current liabilities                          7,035       264          2,549  (a)     9,848
                                                ---------  --------  -------------     ---------
  Total current liabilities                       37,605     2,077          2,436         42,118

Noncurrent uncleared commission checks             5,389       -              -            5,389
Other noncurrent liabilities                      18,570       173            -           18,743
Convertible debt                                  75,000       -              -           75,000

Stockholders' equity:
  Preferred stock                                    -         -              -           -
  Common stock                                       250         1             (1) (g)       250
  Additional paid-in capital                     290,107       100           (100) (g)   290,107
  Treasury stock                                     -        (754)           754  (g)       -
  Unearned compensation                              -         -              -              -
  Accumulated other comprehensive loss            (1,694)      -              -           (1,694)
  Accumulated deficit                            (62,204)    2,769         (2,769) (g)   (62,204)
                                                ---------  --------  -------------      ---------
    Total stockholders' equity                   226,459     2,116         (2,116)       226,459
                                                ---------  --------  -------------     ----------
    Total liabilities and stockholders' equity  $363,023   $ 4,366   $        320      $  367,709
                                                =========  ========  =============     ==========


         See accompanying notes to unaudited pro forma combined condensed financial information.

                                       P2


                            PEGASUS SOLUTIONS, INC.
                    PRO FORMA COMBINED CONDENSED STATEMENT OF
                                   OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                 HISTORICAL                    PRO FORMA
                                                                ------------                  -----------
                                                            PEGASUS         UNIREZ     ADJUSTMENTS    COMBINED

Revenues:
  Service revenues                                          $   121,362      7,907     $  (1,230) (i) $ 128,039
  Customer reimbursements                                         8,242      3,327           -           11,569
                                                            ------------   -------     ----------      --------
    Total revenues                                              129,604     11,234        (1,230)     $ 139,608

Costs of services:
  Cost of services                                               64,283      1,451        (1,230) (i)    64,504
  Customer reimbursements                                         8,242      3,327           -           11,569
                                                            ------------   -------     ----------      --------
    Total costs of services                                      72,525      4,778        (1,230)        76,073

Research and development                                          3,545        441           -            3,986
General and administrative expenses                              17,925      1,381           -           19,306
Marketing and promotion expenses                                 11,946        898           -           12,844
Depreciation and amortization                                    22,459        134         1,748  (j)    24,341
Restructure costs                                                 5,949        -             -            5,949

Operating income (loss)                                          (4,745)     3,602        (1,748)        (2,891)

  Other income (expense):
    Interest income (expense), net                                  346        (35)       (1,289) (k)     (978)
    Other                                                           270        -             -             270
                                                            ------------   -------     ----------      --------
  Income (loss) before income taxes                              (4,129)     3,567        (3,037)       (3,599)

  Income tax benefit (expense)                                    1,682        -            (186) (l)     1,496

  Net income (loss)                                         $    (2,447)   $ 3,567        $  (3,223)  $  (2,103)
                                                            ============   =======        ==========  ==========


    Basic and diluted net loss per share                    $     (0.10)                             $    (0.08)
                                                            ============                             ===========

    Basic and diluted weighted average shares outstanding        24,803                                   24,803
                                                            ============                             ===========


     See  accompanying  notes  to  unaudited  pro  forma  combined  condensed  financial  information.

                                       P3


                            PEGASUS SOLUTIONS, INC.
                    PRO FORMA COMBINED CONDENSED STATEMENT OF
                                   OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 2002
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                HISTORICAL                     PRO FORMA
                                                               ------------                    -----------
                                                          PEGASUS       UNIREZ          ADJUSTMENTS    COMBINED

Revenues:
  Service revenues                                        $   178,769   $    6,891   $     (1,004) (i)$  184,656
  Customer reimbursements                                      11,181        2,719            -           13,900
                                                          ------------  ----------   -------------    ----------
    Total revenues                                        $   189,950   $    9,610   $     (1,004)    $  198,556

Costs of services:
  Cost of services                                             88,717        1,727         (1,004) (i)    89,440
  Customer reimbursements                                      11,181        2,719            -           13,900
                                                          ------------  ----------   -------------    ----------
    Total costs of services                                    99,898        4,446         (1,004)       103,340

Research and development                                        5,821          524            -            6,345
General and administrative expenses                            25,146        1,517            -           26,663
Marketing and promotion expenses                               17,998          758            -           18,756
Depreciation and amortization                                  48,075          134          2,331  (j)    50,540

Operating income (loss)                                        (6,988)       2,231         (2,331)       (7,088)

Other income (expense):
  Interest income (expense), net                                1,224         (104)        (1,719) (k)      (599)
  Other                                                           130           -             -              130
                                                          ------------  ----------   -------------    ----------
Income (loss) before income taxes                              (5,634)       2,127         (4,050)       (7,557)

Income tax benefit                                              2,115          -              673  (l)   2,788

Net income (loss)                                         $    (3,519)  $    2,127   $     (3,377)  $   (4,769)
                                                          ============  ===========  =============   ==========


  Basic and diluted net loss per share                    $     (0.14)                              $    (0.19)
                                                          ============                              ===========

  Basic and diluted weighted average shares outstanding        24,818                                   24,818
                                                          ============                              ===========


                 See accompanying notes to unaudited pro forma condensed combined  financial information.

                                       P4

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The unaudited pro forma combined condensed financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1.     PRELIMINARY  PURCHASE  PRICE  ALLOCATION

On December 1, 2003, Pegasus Solutions, Inc. ("Pegasus") completed the acquisition (the "Acquisition") of all of the outstanding securities of Unirez, Inc. ("Unirez"), which was accounted for under the purchase method of accounting. Under the stock purchase agreement, Pegasus delivered to the security holders of Unirez, on a pro-rata basis, $35 million in cash and will deliver an estimated $2.5 million in cash on December 1, 2004, subject to certain conditions and post-closing adjustments.

The unaudited pro forma combined condensed financial statements reflect a purchase price of approximately $37.8 million, comprising (in thousands):

Cash paid on Unirez Acquisition date                            $         35,000
Estimated amounts payable to Unirez security holders
on December 1, 2004                                                        2,549
Estimated  Acquisition costs                                                 214
                                                                         -------
                                                                $         37,763
                                                                ================


For purposes of the unaudited pro forma financial information, the purchase price of the assets acquired and liabilities assumed have been allocated based on preliminary estimates of fair value which are still being finalized. Accordingly, the information presented herein may differ from the final purchase price allocation; however, the allocations are not expected to differ materially from the preliminary amounts presented herein. The preliminary purchase price allocation giving effect as if the purchase occurred September 30, 2003 is as follows (in thousands):

Tangible  assets:
   Cash and cash equivalents                                            $  1,394
   Accounts receivable and other current assets                      .     1,722
   Property and equipment - Software                                       5,480
   Property and equipment - Other, net                                       413
   Other assets-long term                                                     22
                                                                        --------
     Total tangible assets                                                 9,031

                                       P5

Intangible  assets:
   Customer relationships                                                  4,620
   Non-compete agreements                                                  2,300
   Goodwill                                                               23,795
                                                                          ------
     Total intangible assets                                              30,715

Liabilities  assumed:
   Accounts payable and other accrued liabilities                        (1,655)
   Unearned income                                                         (155)
   Other liabilities-long term                                             (173)
                                                                           -----
     Total liabilities assumed                                           (1,983)
                                                                         -------
        Net assets acquired                                             $ 37,763
                                                                        ========


The allocation of the purchase price was based on a preliminary evaluation of assets acquired and liabilities assumed. The valuation of intangible assets was based in part on the assistance from an independent valuation firm.

Software, customer relationships, and non-compete agreements will be amortized on a straight-line basis over their expected useful lives as follows:

       Software                              5  years
       Customer  relationships               7  years
       Non-compete  agreements               4  years

A preliminary estimate of $23.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be tested for impairment at least annually.

2.     PRO  FORMA  ADJUSTMENTS

The following pro forma adjustments have been made to the unaudited pro forma condensed combined financial information:

Balance  sheet:
---------------

(a) To record the acquisition of all of the outstanding securities of Unirez for the estimated purchase price of $37.8 million, consisting of the following (i) the payment of the initial cash consideration of $35.0 million, (ii) paid acquisition costs of $60,000, (iii) estimated remaining acquisition costs of $154,000, and (iv) the remaining amount payable to security holders currently estimated at approximately $2.5 million.

                                       P6

(b) To record the purchase price allocation of approximately $23.8 million to goodwill.

(c) To record the purchase price allocation of approximately $4.6 million to customer relationships and approximately $2.3 million to non-compete agreements.

(d) To record the purchase price allocation of approximately $5.5 million to software.

(e) To accrue estimated severance and other exit costs associated with the Acquisition.

(f) To reduce Unirez's accounts receivable to its estimated net realizable value.

(g) To eliminate the historical shareholders' equity of Unirez upon the Acquisition.

(h) To eliminate the impact of historical transactions between Pegasus and Unirez. Under contractual agreements, Pegasus has provided electronic distribution services to Unirez since January 21, 2000. This entry eliminates the payable and receivable relating to these transactions between Pegasus and Unirez.

Statement  of  Operations:
--------------------------

(i) To eliminate the impact of historical transactions between Pegasus and Unirez. Under contractual agreements, Pegasus has provided electronic distribution services to Unirez since January 21, 2000.

(j) To record the estimated depreciation and amortization of the software, customer relationships, and non-compete agreements recorded in the allocation of the Unirez purchase price, on a straight-line basis over their expected useful lives as follows:

              Software                              5  years
              Customer  relationships               7  years
              Non-compete  agreements               4  years

(k) On July 21, 2003, Pegasus completed a private placement of $75 million aggregate principal amount of 3.875% convertible senior notes due 2023 (the "Notes"). Proceeds from the Notes were used to fund the Acquisition. The pro forma adjustment to record interest expense and amortization of costs related to the Acquisition was calculated as if Pegasus had issued $37.8 million of the $75 million Notes as of January 1, 2002.

(l) This adjustment reflects the income tax effects of the pro forma adjustments and the Unirez operations using a statutory rate. Due to Unirez's election to be taxed as an S corporation, no income taxes are presented in the historical financial statements.

                                       P7

INDEPENDENT  AUDITORS'  REPORT
Board  of  Directors  and  Shareholders
Unirez,  Inc.

We have audited the accompanying balance sheets of Unirez, Inc. (the "Company") as of December 31, 2002 and 2001 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Deloitte  &  Touche  LLP
Dallas,  Texas

July  7,  2003  (December  1,  2003  as  to
the  second  paragraph  of  Note  8)

                                       F1


     UNIREZ,  INC.

     BALANCE  SHEETS
     DECEMBER  31,  2002  AND  2001
     ------------------------------



ASSETS                                                                              2002            2001
  CURRENT ASSETS:
    Cash                                                                         $  944,554   $  237,044
    Accounts receivable, net of allowance for doubtful accounts of
      $152,927 and $50,000, respectively                                          1,557,614      606,290
                                                                                 -----------  ----------

             Total current assets                                                 2,502,168      843,334

  PROPERTY AND EQUIPMENT                                                            497,697      317,920

  DEPOSITS AND OTHER ASSETS                                                          35,811       64,696
                                                                                 -----------  ----------

  TOTAL                                                                          $3,035,676   $1,225,950
                                                                                 ===========  ==========


  LIABILITIES AND SHAREHOLDERSEQUITY

  CURRENT LIABILITIES:
    Accounts payable                                                             $  809,504   $  560,644
    Accrued liabilities                                                             299,043       97,054
    Current portion of long-term debt                                               536,439      211,115
    Distributions payable                                                           750,000
    State tax payable                                                                88,000
                                                                                 -----------   ----------

             Total current liabilities                                            2,482,986      868,813

  LONG-TERM DEBTcurrent portion                                                     404,861      773,841

  COMMITMENTS (Note 6)

             Total liabilities                                                    2,887,847    1,642,654
                                                                                 -----------  ----------

  SHAREHOLDERSEQUITY (DEFICIT):
    Common stock, $.01 par valueshares authorized;
      3,056 shares issued and 2,431 and 3,056 shares outstanding, respectively           31           31
    Treasury stockshares at cost                                                   (754,000)
    Additional paid-in capital                                                      100,351      100,351
    Retained earnings (deficit)                                                     859,934     (517,086)
    Note receivable                                                                 (58,487)
                                                                                 -----------

             Total shareholdersequity (deficit)                                     147,829     (416,704)
                                                                                 -----------  -----------

  TOTAL                                                                          $3,035,676   $1,225,950
                                                                                 ===========  ===========

     See  notes  to  financial  statements.

                                       F2


     UNIREZ,  INC.

STATEMENTS  OF  OPERATIONS
YEARS  ENDED  DECEMBER  31,  2002  AND  2001
     --------------------------------------------


                                                        2002          2001


SALES                                                $9,609,874   $3,518,159
                                                     -----------  -----------
  OPERATING COSTS AND EXPENSES:
    Reservation systems provider fees                 2,719,005      868,095
    Systems support and general and administrative    3,679,974    2,143,141
    Selling                                             757,976      190,669
    Depreciation and amortization                       133,922      102,119
                                                     -----------  ----------

             Total operating costs and expenses       7,290,877    3,304,024
                                                     -----------  ----------

  OPERATING INCOME                                    2,318,997      214,135
                                                     -----------  ----------

  OTHER INCOME (EXPENSE):
    Interest expense                                   (109,414)    (115,224)
    Interest income                                       5,437
                                                     -----------

             Total other income (expense)              (103,977)    (115,224)
                                                     -----------  -----------

  INCOME BEFORE INCOME TAXES                          2,215,020       98,911

  STATE TAX EXPENSE                                      88,000
                                                     ----------

  NET INCOME                                         $2,127,020   $   98,911
                                                     ===========  ==========

     See  notes  to  financial  statements.


                                       F3


UNIREZ,  INC.

STATEMENTS  OF  SHAREHOLDERSEQUITY
YEARS  ENDED  DECEMBER  31,  2002  AND  2001
--------------------------------------------


                                                      COMMON          TREASURY
                              STOCK          STOCK          ADDITIONAL     RETAINED     NOTE     TOTAL
                 SHARES     COMMON     SHARES     TREASURY     PAID-IN     EARNINGS     RECEIVABLE     SHAREHOLDERS

                                                  ISSUED  STOCK   PURCHASED     STOCK     CAPITAL    (DEFICIT)    SHAREHOLDER
BALANCE1, 2001                                     3,056  $   31          -   $       -   $100,351  $ (615,997)  $          -

  Net income                                           -       -          -           -          -      98,911              -
                                                  ------  ------  ----------  ----------  --------  -----------  -------------

BALANCE31, 2001                                    3,056      31          -           -    100,351    (517,086)             -

  Issuance of note receivable from shareholder         -       -          -           -          -           -        (67,954)

  Repayments on note receivable from shareholder       -       -          -           -          -           -          9,467

  Purchases of treasury stock                          -       -       (625)   (754,000)         -           -              -

  Distributions to shareholders declared               -       -          -           -          -    (750,000)             -

  Net income                                           -       -          -           -          -   2,127,020              -
                                                  ------  ------  ----------  ----------  --------  -----------  -------------

BALANCE31, 2002                                    3,056  $   31       (625)  $(754,000)  $100,351  $  859,934   $    (58,487)
                                                  ======  ======  ==========  ==========  ========  ===========  =============


                                                    EQUITY
BALANCE1, 2001                                    $ (515,615)

  Net income                                          98,911
                                                  -----------

BALANCE31, 2001                                     (416,704)

  Issuance of note receivable from shareholder       (67,954)

  Repayments on note receivable from shareholder       9,467

  Purchases of treasury stock                       (754,000)

  Distributions to shareholders declared            (750,000)

  Net income                                       2,127,020
                                                  -----------

BALANCE31, 2002                                   $  147,829
                                                  ===========


See  notes  to  financial  statements.

                                       F4


UNIREZ,  INC.

STATEMENTS  OF  CASH  FLOWS
YEARS  ENDED  DECEMBER  31,  2002  AND  2001
--------------------------------------------

                                                                         2002         2001
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                          $2,127,020   $  98,911
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                        133,922     102,119
    Allowance for bad debt expense                                        37,000      30,000
  Changes in operating assets and liabilities:
    Accounts receivable                                                 (988,324)   (295,374)
    Accounts payable                                                     248,860     169,269
    Accrued liabilities                                                  201,989      26,459
    State tax payable                                                     88,000
    Deposits and other assets                                             28,886      20,928
                                                                      -----------  ----------

           Net cash provided by operating activities                   1,877,353     152,312
                                                                      -----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIESto
  property and equipment                                                (174,242)
                                                                      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchase of treasury stock                                            (326,000)
  Principal payments on long-term debt and capital lease obligations    (611,114)    (38,153)
  Issuance of note receivable                                            (67,954)
  Repayments on note receivable                                            9,467
                                                                      -----------

           Net cash used in financing activities                        (995,601)    (38,153)
                                                                      -----------  ----------

NET INCREASE IN CASH                                                     707,510     114,159

CASHof year                                                              237,044     122,885
                                                                      -----------  ----------

CASHof year                                                           $  944,554   $ 237,044
                                                                      ===========  ==========

SUPPLEMENTAL INFORMATIONpaid                                          $   77,181   $  35,164
                                                                      ===========  ==========

NONCASH FINANCING ACTIVITIES:
  Equipment purchased through capital leases                          $  139,458   $ 162,948
                                                                      ===========  ==========

  Issuance of note payable for treasury stock                         $  428,000   $       -
                                                                      ===========  ==========

  Distributions payable to shareholders declared                      $  750,000   $       -
                                                                      ===========  ==========


See  notes  to  financial  statements.



                                       F5

UNIREZ,  INC.
NOTES  TO  FINANCIAL  STATEMENTS YEARS  ENDED  DECEMBER  31,  2002  AND  2001
--------------------------------------------------------------------------------
1.     DESCRIPTION  OF  BUSINESS  AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS-Unirez, Inc. (the "Company"), a Texas corporation, was formed in December 1999 to provide reservation services to the global hospitality industry. The Company owns and operates the Hotel Factory central reservation system ( "Hotel Factory") located in Grapevine, Texas, and uses an application service provider model. All applications are run via the Internet. The Company enters into a Reservation Services Agreement (the "Agreement") with a hotel, which is typically cancelable by either party. The Agreement typically states that the Company will provide exclusive representation for the hotel in the Amadeus, Galileo, Sabre and Worldspan global distribution systems (collectively, the "GDS"). In addition, the Company will provide representation on certain Internet sites (Alternative Distribution Systems, collectively, the "ADS"), including, but not limited to, those sites distributed via the Pegasus ODD (e.g., TravelWeb and Orbitz). Hotel reservations are booked the following ways:
(1) by travel agents through the GDS or ADS, (2) by individuals through the ADS and (3) by voice by individuals calling the hotel or call center. The Company also operates a call center and powers hotel proprietary website booking engines.

USE OF ESTIMATES-Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses for the periods. Differences from those estimates are recognized in the period they become known.

REVENUES-The Company earns commission revenues on each net reservation generated through Hotel Factory, which are recognized based on departure date of the guest.

Additionally, the Company generally charges new customers a one-time fee for work performed to access to Hotel Factory. The Company recognizes these one-time fees over the life of the customer contract. Included in accrued liabilities are $94,662 and $31,921 for the deferral of these fees at December 31, 2002 and 2001, respectively.

CONCENTRATIONS OF CREDIT AND MARKET RISK-The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable.

Cash balances exceeding the federally insured limits are maintained in a financial institution.

The Company's customers primarily consist of independent hotels and hotel groups, some of which are located outside the United States. The Company has policies in place to limit exposure from concentrations of credit risks, and management believes that the Company has moderate exposure to credit risk related to accounts receivable from its customers.

PROPERTY AND EQUIPMENT-NET-Property and equipment-net are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the shorter of the estimated life or the life of the lease.

Expenditures for maintenance and repairs, as well as minor renewals, are charged to operations as incurred, while betterments and major renewals are capitalized. Any gain or loss resulting from the retirement or sale of an asset is credited or charged to operations.

Management periodically reviews for impairment of fixed assets whenever events or changes in circumstances have indicated that the carrying amount of its fixed assets might not be recoverable. The Company believes that no impairment of property and equipment existed at December 31, 2002 or 2001.

SOFTWARE DEVELOPMENT COSTS-The Company capitalizes certain direct costs incurred in developing internal use software in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. These costs are included in property and equipment and are being amortized using the straight-line method over their estimated useful lives of three years, beginning when the software is ready for use.
                                       F6

FEDERAL INCOME TAXES-The Company has elected taxation status as an S Corporation under the Internal Revenue Code, with profits and losses reportable by the shareholders in their individual income tax returns. Accordingly, federal income taxes are not recorded by the Company.

2.     PROPERTY  AND  EQUIPMENT-NET
Property  and  equipment-net  consist  of  the  following  at  December  31:





                                    2002         2001
  Computers and equipment        $ 380,269   $ 206,222
  Software development costs       125,087     125,087
  Furniture and fixtures           124,317      45,324
  Office equipment                  83,640      55,309
  Leasehold improvements            76,464      49,430
                                 ----------  ----------

  Total                            789,777     481,372

  Less accumulated depreciation   (292,080)   (163,452)
                                 ----------  ----------

  Property  and  equipment     $    497,697       $    317,920
                               ==============     ==============

3.     LONG-TERM  DEBT
Long-term  debt  consists  of  the  following  at  December  31:




                                                                     2002        2001
Notes payable to shareholder with interest at 7.5%, due in full
  on June 1, 2003                                                 $ 312,000   $ 712,000
Non-interest-bearing note payable to a former shareholder in monthly installments of $19,750 beginning in June 2003 and
  maturing in May 2005, net of discount of $46,000                  428,000
Notes payable to shareholders                                        88,000
Capital leases (Note 6)                                             201,300     184,956
                                                                  ----------  ----------

Total long-term debt                                                941,300     984,956

Less current portion                                               (536,439)   (211,115)
                                                                  ----------  ----------
Long-term debtcurrent portion                            $    404,861       $    773,841
                                                       ==============     ==============
          \



In October 1999, June 2000 and September 2000, the Company entered into three notes payable with a shareholder for an aggregate of $712,000 for working capital. The notes are collateralized by substantially all the assets of the Company. Two of the shareholders of the Company entered into limited guaranties and pledge agreements as security on the notes payable; in July 2002, the limited guaranties and pledge agreements with the two shareholders were terminated. Interest is payable monthly.

On December 31, 2002, the Company entered into an unsecured, non-interest-bearing note payable with a former shareholder for $428,000, net of discount of $46,000, for the purchase of the former shareholder's common stock in the Company. The Company is to make 24 monthly principal payments in the amount of $19,750 starting June 2003. The note has been discounted at 7.5%.
                                       F7

Annual  maturities  of  long-term  debt  at  December  31,  2002 are as follows:


Year Ending
December 31

2003                        $536,439
2004                         303,031
2005                         101,830
                          ----------
Total                       $941,300

4.     SHAREHOLDERS'  EQUITY
In June 2002, the Company acquired 375 shares of its common stock from two shareholders for an aggregate purchase price of $300,000. In December 2002, the Company acquired 250 shares of its common stock from one shareholder for a purchase price of $500,000. For the December 2002 purchase, the Company made an initial payment of $26,000 and issued a note for $428,000, net of discount (see
Note  3).

5.     CONCENTRATION  OF  RISKS
The Company's revenues are derived principally from uncollateralized sales to independent hotels and hotel groups. Revenues and accounts receivable from significant customers represent the following percentages of the Company's net sales and net accounts receivable:



                          2002                2001
                       ------------       ------------
                             ACCOUNTS             ACCOUNTS
                    SALES   RECEIVABLE   SALES   RECEIVABLE
Customer A          20.4%         9.9%   -   %        -   %
Customer B          15.1          7.2     22.1         14.9
Customer C           5.0          5.5      7.5         10.2


6.     COMMITMENTS
CAPITAL LEASES-Property and equipment-net includes the following assets under capital leases at December 31:




                                  2002       2001
Computers and equipment        $ 207,502   $ 99,304
Furniture and fixtures            24,378     24,378
Office equipment                  63,773     48,822
                               ----------  --------

Total                            295,653    172,504

Less accumulated amortization   (125,670)   (48,097)
                               ----------  --------

                               $ 169,983   $124,407
                               ==========  ========

The capital leases have two- and three-year terms, expiring through March 2005. At December 31, 2002, future minimum payments are as follows:

                                       F8

Year Ending
December 31

2003                                             $ 165,685
2004                                                45,765
2005                                                 3,741
                                                ----------

Future minimum lease payments                      215,191

Less amount representing interest                 (13,891)
                                                ----------

Present value of future lease payments            $201,300
                                                ==========

OPERATING LEASES-The Company's facilities consist of two buildings. These leases expire in January and May 2005, respectively. The total rent expense charged to operations was approximately $147,000 and $133,000 in 2002 and 2001, respectively.

Future minimum payments under all noncancelable operating lease obligations are as follows:

Year Ending
December 31

2003                                             $ 181,000
2004                                               186,000
2005                                                66,000
                                                ----------
Total                                            $ 433,000
                                                 =========

7.     RELATED  PARTY  TRANSACTIONS
The Company has a $58,487 note receivable from a shareholder. The note bears interest at 7.5% and is due in monthly installments of $1,362 through May 2007. The note is collateralized by the shareholder's common stock of the Company.

8.     SUBSEQUENT  EVENTS
In May 2003, the Company made full payment on its note payable to shareholder in the amount of $312,000.
On November 5, 2003, the shareholders of the Company signed an agreement to sell all of the common stock of the Company to Pegasus Solutions, Inc. for $38 million in cash. The transaction is subject to completion of due diligence and other customary contingencies and closed on December 1, 2003.

                                     ******
                                       F9


UNIREZ,  INC.

CONDENSED  BALANCE  SHEETS
(UNAUDITED)
-----------


                                                                     SEPTEMBER 30,    DECEMBER 31,
ASSETS                                                                   2003             2002
  CURRENT ASSETS:
    Cash                                                            $    1,393,853   $     944,554
    Accounts receivable, net of allowance for doubtful accounts of
      $217,808 and $152,927, respectively                                2,504,789       1,557,614
                                                                                     --------------
    Prepaid assets                                                          33,230               0
                                                                    ---------------  --------------

             Total current assets                                        3,931,872       2,502,168

  PROPERTY AND EQUIPMENT                                                   412,160         497,697

  DEPOSITS AND OTHER ASSETS                                                 22,380          35,811
                                                                    ---------------  --------------

  TOTAL ASSETS                                                      $    4,366,412   $   3,035,676
                                                                    ===============  ==============


  LIABILITIES AND SHAREHOLDERSEQUITY

  CURRENT LIABILITIES:
    Accounts payable                                                $    1,283,090   $     809,504
    Accrued liabilities                                                    353,469         299,043
    Current portion of long-term debt                                      263,528         536,439
    Distributions payable                                                        -         750,000
    State tax payable                                                      177,773          88,000
                                                                    ---------------  --------------

             Total current liabilities                                   2,077,860       2,482,986

  LONG-TERM DEBTcurrent portion                                            172,975         404,861

  COMMITMENTS

             Total liabilities                                           2,250,835       2,887,847
                                                                    ---------------  --------------

  SHAREHOLDERSEQUITY:
    Common stock, $.01 par valueshares authorized;
      3,056 shares issued and 2,431 shares outstanding                          31              31
    Treasury stockshares at cost                                          (754,000)       (754,000)
    Additional paid-in capital                                             100,351         100,351
    Retained earnings                                                    2,769,195         859,934
    Note receivable                                                              -         (58,487)
                                                                    ---------------  --------------

             Total shareholdersequity                                    2,115,577         147,829
                                                                    ---------------  --------------

  TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                          $    4,366,412   $   3,035,676
                                                                    ===============  ==============

     See  notes  to  unaudited  interim  financial  statements.


                                      F10


UNIREZ,  INC.

CONDENSED  STATEMENTS  OF  OPERATIONS
(UNAUDITED)
-----------

                                  NINE MONTHS ENDED
                                    SEPTEMBER 30,

                                                       2003         2002
                                                   ------------  -----------
SALES                                              $11,234,241   $7,206,889
                                                   ------------  -----------

OPERATING COSTS AND EXPENSES:
  Distribution system provider fees                  3,327,500    2,062,543
  Systems support and general and administrative     3,092,329    2,763,139
  Selling                                              897,716      417,649
  Depreciation and amortization                        134,347       92,636
                                                   ------------  -----------

           Total operating costs and expenses        7,451,892    5,335,967
                                                   ------------  -----------

OPERATING INCOME                                     3,782,349    1,870,922
                                                   ------------  -----------

OTHER INCOME (EXPENSE):
  Interest expense                                     (39,263)     (81,169)
  Interest income                                        4,738        3,343
                                                   ------------  -----------

           Total other income (expense)                (34,525)     (77,826)
                                                   ------------  -----------

INCOME BEFORE INCOME TAXES                           3,747,824    1,793,096

STATE TAX EXPENSE                                      180,363       74,163
                                                   ------------  -----------

NET INCOME                                         $ 3,567,461   $1,718,933
                                                   ============  ===========


See  notes  to  unaudited  interim  financial  statements.


                                      F11


UNIREZ,  INC.

CONDENSED  STATEMENTS  OF  CASH  FLOWS
(UNAUDITED)
-----------

                                          NINE MONTHS ENDED
                                            SEPTEMBER 30,

                                                                          2003          2002
                                                                      ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                          $ 3,567,461   $ 1,718,933
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                         134,347        92,636
    Allowance for bad debt expense                                         69,847        48,176
  Changes in operating assets and liabilities:
    Accounts receivable                                                (1,017,022)   (1,027,628)
    Prepaid expenses                                                      (33,230)            -
    Accounts payable                                                      473,586       182,927
    Accrued liabilities                                                    54,426       172,648
    State tax payable                                                      89,773        74,163
    Deposits and other assets                                              13,431       (13,635)
                                                                      ------------  ------------
           Net cash provided by operating activities                    3,352,619     1,248,220
                                                                      ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES to
  property and equipment                                                  (41,668)     (154,408)
                                                                      ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders                                        (2,408,200)            -
  Principal payments on long-term debt and capital lease obligations     (511,939)     (332,892)
  Purchase of treasury stock                                                    -      (300,000)
  Issuance of note receivable                                                   -       (67,954)
  Repayments on note receivable                                            58,487         4,625
                                                                      ------------  ------------

           Net cash used in financing activities                       (2,861,652)     (696,221)
                                                                      ------------  ------------

NET INCREASE IN CASH                                                      449,299       397,591

CASH of period                                                             944,554       237,044
                                                                      ------------  ------------

CASH of period                                                         $ 1,393,853   $   634,635
                                                                      ============  ============

See  notes  to  unaudited  interim  financial  statements.



                                      F12

UNIREZ,  INC.
NOTES  TO  INTERIM  FINANCIAL  STATEMENTS
-----------------------------------------
(UNAUDITED)
1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BUSINESS-Unirez, Inc. (the "Company"), a Texas corporation, was formed in September 1999 to provide reservation services to the global hospitality industry. The Company owns and operates the Hotel Factory central reservation system ("Hotel Factory") located in Grapevine, Texas, and uses an application service provider model. All applications are run via the Internet. The Company enters into a Reservation Services Agreement (the "Agreement") with a hotel, which is typically cancelable by either party. The Agreement typically states that the Company will provide exclusive representation for the hotel in the Amadeus, Galileo, Sabre and Worldspan global distribution systems (collectively, the "GDS"). In addition, the Company will provide representation on certain Internet sites (Alternative Distribution Systems, collectively, the "ADS"), including, but not limited to, those sites distributed via the Pegasus ODD (e.g., TravelWeb and Orbitz). Hotel reservations are booked the following ways:
(1) by travel agents through the GDS or ADS, (2) by individuals through the ADS and (3) by voice by individuals calling the hotel or call center. The Company also operates a call center and powers hotel proprietary website booking engines.

BASIS OF PRESENTATION- The unaudited condensed financial statements of the Company have been prepared by management and reflect all adjustments (all of which are normal and recurring in nature) that, in the opinion of management, are necessary for a fair presentation of the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent interim period or for the entire year ending December 31, 2003.


USE OF ESTIMATES-Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses for the periods. Differences from those estimates are recognized in the period they become known.

REVENUES-The Company earns commission revenues on each net reservation generated through Hotel Factory, which are recognized based on departure date of the guest. Additionally, the Company generally charges new customers a one-time fee for work performed to establish the connection between a hotel's central reservation system and Hotel Factory. The Company recognizes these one-time fees over the life of the customer contract, which generally ranges from one to three years. Included in accrued liabilities are $154,480 and $94,662 for the deferral of these fees at September 30, 2003 and December 31, 2002, respectively.

                                      F13

CONCENTRATIONS OF CREDIT AND MARKET RISK-The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable.
Cash balances exceeding the federally insured limits are maintained in a financial institution.
The Company's customers primarily consist of independent hotels and hotel groups, some of which are located outside the United States. The Company has policies in place to limit exposure from concentrations of credit risks, and management believes that the Company has moderate exposure to credit risk related to accounts receivable from its customers.

PROPERTY AND EQUIPMENT-NET-Property and equipment-net are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the shorter of the estimated life or the life of the lease. Expenditures for maintenance and repairs, as well as minor renewals, are charged to operations as incurred, while betterments and major renewals are capitalized. Any gain or loss resulting from the retirement or sale of an asset is credited or charged to operations.

Management periodically reviews for impairment of fixed assets whenever events or changes in circumstances have indicated that the carrying amount of its fixed assets might not be recoverable. The Company believes that no impairment of property and equipment existed at September 30, 2003 or December 31, 2002.

SOFTWARE DEVELOPMENT COSTS-The Company capitalizes certain direct costs incurred in developing internal use software in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. These costs are included in property and equipment and are being amortized using the straight-line method over their estimated useful lives of three years, beginning when the software is ready for use.

FEDERAL INCOME TAXES-The Company has elected taxation status as an S Corporation under the Internal Revenue Code, with profits and losses reportable by the shareholders in their individual income tax returns. Accordingly, federal income taxes are not recorded by the Company.

2.     LONG-TERM  DEBT
Long-term debt consists of the following at September 30, 2003 and December 31, 2002:




                                                               SEPTEMBER 30,    DECEMBER 31,

                                                                     2003        2002
                                                                  ----------  ----------
Notes payable to shareholder with interest at 7.5%, paid in full
  on June 1, 2003                                                 $       0   $ 312,000
Non-interest-bearing note payable to a former shareholder in
  monthly installments of $19,750 and maturing May 2005, net of     352,599     428,000
 discount of $22,651 and $46,000, respectively
Capital leases                                                       83,904     201,300
                                                                  ----------  ----------

Total long-term debt                                                436,503     941,300

Less current portion                                               (263,528)   (536,439)
                                                                  ----------  ----------

Long-term debt current portion                                     $ 172,975   $ 404,861
                                                                  ==========  ==========

                                      F14

In June and September 2000, the Company entered into two notes payable with a shareholder for an aggregate of $312,000 for working capital. The notes were collateralized by substantially all the assets of the Company and were paid in full in May 2003.

On December 31, 2002, the Company entered into an unsecured, non-interest-bearing note payable with a former shareholder for $428,000, net of discount of $46,000, for the purchase of the former shareholder's common stock in the Company. The Company is making monthly payments in the amount of $19,750 starting June 2003. The note has been discounted at 7.5%.

3.     SUBSEQUENT  EVENT
On November 5, 2003, the shareholders of the Company signed an agreement to sell all of the common stock of the Company to Pegasus Solutions, Inc. for $38 million in cash. The transaction was subject to completion of due diligence and other customary contingencies and closed on December 1, 2003.

                                      F15

EXHIBIT  23.1


INDEPENDENT  AUDITORS'  CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-93713, Registration Statement No. 333-84702 and Registration Statement No. 333-108270 of Pegasus Solutions, Inc. on Form S-3 and in Registration Statement No. 333-74742, Registration Statement No. 333-40039, Registration Statement No. 333-40033, Registration Statement No. 333-40035 and Registration Statement No. 333-91696 of Pegasus Solutions, Inc. on Form S-8, of our report dated July 7, 2003 (December 1, 2003 as to the second paragraph of Note 8), appearing in this Form 8-K/A of Pegasus Solutions, Inc. dated December 1, 2003.



/s/  Deloitte  &  Touche  LLP

Dallas,  Texas
February  12,  2004